Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (Agreement) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS); the TRICARE Management Activity (TMA), through its General Counsel; the Office of Personnel Management (OPM), in its capacity as administrator of the Federal Employees Health Benefits Program (FEHBP); and the United States Department of Veteran Affairs (VA) (collectively the “United States”); BLACKSTONE MEDICAL, INC., a wholly-owned subsidiary of ORTHOFIX INTERNATIONAL NV (collectively “Blackstone”); and Relator Susan Hutcheson and former co-Relator Philip Brown (collectively “Relator”) (hereafter collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

A. Orthofix International N.V. is a publicly traded (NASDAQ: OFIX) orthopedic products company offering a line of surgical and non-surgical products. On or about September 25, 2006, Orthofix International N.V. completed the acquisition of Blackstone Medical, Inc., which was, prior to this acquisition and at all relevant times referenced in this agreement, a privately-held corporation engaged in the manufacture, marketing, and sale of inter alia, spinal implants and spinal surgery products. Throughout the period referenced in this agreement Blackstone Medical, Inc.’s products were purchased and/or reimbursed by federal healthcare programs, including Medicare, Medicaid, TRICARE and the FEHBP. For the remainder of this agreement, the term “Blackstone” shall refer to Orthofix International N.V. as well as Blackstone Medical, Inc., both as an independent predecessor company and as a subsidiary of Orthofix International N.V. after the date on which Orthofix International N.V. acquired Blackstone Medical, Inc.

B. On September 29, 2006, Relator Hutcheson filed a qui tam action in the United States District Court for the District of Massachusetts captioned United States ex rel. Hutcheson et al v. Blackstone Medical, Inc., et al., Civil Action No. 06-11771-WGY, pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the Civil Action). The United States has not intervened in the Civil Action.

C. Relator and the United States contend that Blackstone caused to be submitted claims for payment to the Medicare Program (Medicare), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1, the TRICARE Program, 10 U.S.C. §§ 1071-1110a; the FEHBP, 5 U.S.C. §§ 8901-8914; the Veterans Affairs Program, 38 U.S.C. §§ 1701-1743; and the Medicaid Program (Medicaid), 42 U.S.C. §§ 1396-1396w-5 (collectively, the “Federal Health Care Programs”).

D. Relator and the United States contend that the United States has certain civil claims against Blackstone as specified in Paragraph 4, below, for engaging in the following conduct with respect to the physicians identified in Appendix A (hereinafter the “Appendix A Physicians”) during the period from October 1, 2000 through September 30, 2007:

Blackstone offered and paid remuneration to the Appendix A Physicians through fraudulent Medical Advisory Board memberships and agreements, in a manner intended to induce the promotion, utilization, and/or purchase of Blackstone’s products in violation of the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a- 7b(b); and

Blackstone offered and paid remuneration to the Appendix A Physicians in the form of company stock options; royalty fees for various Blackstone Products; expensive meals; gifts; entertainment and sporting event tickets; domestic and international travel; unrestricted grants; and charitable donations, in a manner intended to induce the promotion, utilization, and/or purchase of Blackstone’s products in violation of the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a- 7b(b).

(hereinafter referred to as the “Covered Conduct”). As a result of the foregoing conduct, the United States contends that Blackstone caused false claims to be submitted to the Federal Health Care Programs.

E. This Settlement Agreement is made in compromise of disputed claims. This Settlement Agreement is neither an admission of liability by Blackstone nor a concession by Relator or the United States that the United States’ claims are not well founded. Blackstone expressly denies the allegations of the United States and Relator set forth herein and in the Civil Action and denies that Blackstone, or its subsidiaries or affiliates, have engaged in any wrongful conduct in connection with the Covered Conduct. Neither this Agreement, its execution, nor the performance of any obligation under it, including any payment, nor the fact of settlement, is intended to be, or shall be understood as, an admission of liability or wrongdoing, or other expression reflecting upon the merits of the dispute by Blackstone.

F. Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Settlement Agreement and to Relator’s reasonable expenses, attorneys’ fees and costs.

To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Settlement Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1. Blackstone shall pay to the United States the sum of Thirty Million Dollars ($30,000,000.00), together with interest thereon at the rate of 1.5% beginning on January 17, 2012 and continuing up to the date before payment is made under this agreement (hereinafter the “Settlement Amount”). The Settlement Amount shall constitute a debt immediately due and owing to the United States on the Effective Date of this Agreement. This debt shall be discharged by payment of the Settlement Amount by means of electronic funds transfer made pursuant to written instructions to be provided by the Office of the United States Attorney for the District of Massachusetts not later than seven (7) business days after the Effective Date of this Agreement.

2. Conditioned upon the United States receiving the Settlement Amount from Blackstone and as soon as feasible after receipt, the United States shall pay to Relator the sum of Eight Million Dollars ($8,000,000.00), together with a proportionate share of the interest accrued on the Settlement Amount described in Paragraph 1 above, as Relator’s share of the proceeds pursuant to 31 U.S.C. §3730(d). This payment shall be made by electronic funds transfer to Relator’s counsel of record. No other relator payments shall be made by the United States with respect to the matters covered by this Agreement.

3. Relator and Blackstone have separately resolved Relator’s claim for attorney’s fees and expenses, and have reached a separate agreement under which those claims are released.

4. Subject to the exceptions in Paragraph 10 (concerning excluded claims) below, and conditioned upon Blackstone’s full payment of the Settlement Amount, the United States releases Blackstone, together with their current and former parent corporations; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former owners; and current or former officers, directors, employees, and affiliates; and the successors and assigns of any of them (the “Blackstone Entities”), from any civil or administrative monetary claim the

United States has or may have for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; any statutory provision creating a cause of action for civil damages or civil penalties for which the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. Part 0, Subpart I, 0.45(d); and the common law theories of payment by mistake, unjust enrichment, and fraud.

5. Subject to the exceptions in Paragraph 3, and conditioned upon Blackstone’s full payment of the Settlement Amount, Relator, for herself and for her heirs, successors, agents, and assigns, fully and finally releases the Blackstone Entities from any civil monetary claim, including any and all claims, claims for relief, actions, rights, causes of action, suits, debts, obligations, liabilities, demands, losses, damages (including treble damages and any civil penalties), punitive damages, costs and expenses of any kind, character or nature whatsoever, existing as of the effective date of this Agreement, whether known or unknown, fixed or contingent, in law or in equity, in contract or tort, or under any state or federal statute or regulation, or in common law, or otherwise that Relator, her heirs, successors, agents, or assigns has standing to bring on behalf of themselves or on behalf of the United States or any state or municipality, or may now have or claim to have against the Blackstone Entities, including without limitation claims related to Relators’ investigation and prosecution of the Civil Action. Relator’s claims for attorneys’ fees and costs under 31 U.S.C. § 3730(d) are being resolved by separate agreement and are expressly not covered by this Agreement. Subject to this exception, this Paragraph is intended to be interpreted as a general release on behalf of Relator, and Relator warrants and represents that she has not assigned or transferred any of their claims to any person, entity, or thing.

6. The Blackstone Entities fully and finally release Relator and her heirs, assigns, and agents from any claims, including any and all claims, claims for relief, actions, rights, causes of action, suits, debts, obligations, liabilities, demands, losses, damages, punitive damages, costs and expenses of any kind, character or nature whatsoever existing as of the effective date of this Agreement, whether known or unknown, fixed or contingent, in law or in equity, in contract or in tort, under any federal or state statute or regulation, or in common law, or otherwise that they, their heirs, successors, agents and assigns otherwise have standing to bring, including without limitation claims related to Relators’ investigation and prosecution of the Civil Action. This Paragraph is intended to be interpreted as a general release, and the Blackstone Entities warrant and represent that they have not assigned or transferred any of their claims to any person, entity, or thing.

7. In consideration of the obligations of Blackstone in this Agreement and the Corporate Integrity Agreement (CIA), entered into between OIG-HHS, Blackstone, and Orthofix, Inc., and conditioned upon Blackstone’s full payment of the Settlement Amount, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against Blackstone under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in Paragraph 10 (concerning excluded claims), below, and as reserved in this Paragraph. The OIG-

HHS expressly reserves all rights to comply with any statutory obligations to exclude Blackstone from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 10, below.

8. In consideration of the obligations of Blackstone set forth in this Agreement, conditioned upon Blackstone’s full payment of the Settlement Amount, TMA agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion or suspension from the TRICARE Program against Blackstone, its current and former divisions, subsidiaries, affiliates, successors, and assigns, under 32 C.F.R. § 199.9 for the Covered Conduct, except as reserved in Paragraph 10 (concerning excluded claims), below, and as reserved in this Paragraph. TMA expressly reserves authority to exclude Blackstone from the TRICARE Program under 32 C.F.R. §§ 199.9 (f)(1)(i)(A), (f)(1)(i)(B), and (f)(1)(iii), based upon the Covered Conduct. Nothing in this Paragraph precludes TMA or the TRICARE Program from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 10, below.

9. In consideration of the obligations of Blackstone in this Agreement, conditioned upon Blackstone’s full payment of the Settlement Amount, OPM agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking debarment from the FEHBP against Blackstone, its current and former divisions, subsidiaries, affiliates, successors, and assigns, under 5 U.S.C. § 8902a or 5 C.F.R. Part 919 for the Covered Conduct, except as reserved in Paragraph 10 (concerning excluded claims), below and except if excluded by the OIG-HHS pursuant to 42 U.S.C. § 1320a-7(a). Nothing in this Paragraph precludes OPM from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 10, below.

10. Notwithstanding the releases given in paragraphs 4 and 5 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a. Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b. Any criminal liability;

c. Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

d. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

e. Any liability based upon obligations created by this Agreement;

f. Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

g. Any liability for failure to deliver goods or services due;

h. Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct; and

i. Any liability of individuals (including current or former directors, officers, employees, agents, or shareholders of Blackstone) who receive written notification that they are the target of a criminal investigation (as defined in the United States Attorneys’ Manual), are indicted or charged, or who enter into a plea agreement, related to the Covered Conduct.

11. Relator and her heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B), and expressly waive the opportunity for a hearing on any objections to the Settlement Agreement pursuant to 31 U.S.C. § 3730(c)(2)(B). Conditioned upon Relator’s receipt of the payment described in Paragraph 2, Relator and her heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its officers, agents, and employees, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Action.

12. Blackstone waives and shall not assert any defenses Blackstone may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this paragraph and/or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

13. Blackstone fully and finally releases the United States, and its agencies, employees, servants, and agents from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that Blackstone has asserted, could have asserted, or may assert in the future against the United States, and its agencies, employees, servants, and agents, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

14. The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or intermediary, TRICARE, FEHB or any state payer, related to the Covered Conduct; and Blackstone agrees not to resubmit to any Medicare carrier or intermediary, TRICARE, FEHB or any state payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims.

15. Blackstone agrees to the following:

a. Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Blackstone, their present or former officers, directors, employees, shareholders, and agents in connection with:

(1)	the matters covered by this Agreement;

(2)	the United States’ audit(s) and civil and any criminal investigations of the matters covered by this Agreement;

(3)	Blackstone’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigations in connection with the matters covered by this Agreement (including attorney’s fees);

(4)	the negotiation and performance of this Agreement;

(5)	the payment Blackstone makes to the United States pursuant to this Agreement and any payments that Blackstone may make to Relator, including costs and attorney’s fees; and

(6)	the negotiation of, and obligations undertaken pursuant to the CIA to:

(i)	retain an independent review organization to perform annual reviews as described in Section III of the CIA; and

(ii)	prepare and submit reports to the OIG-HHS, are unallowable costs for government contracting purposes and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP) (hereinafter referred to as Unallowable Costs). However, nothing in this paragraph 16.a.(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to Blackstone.

b. Future Treatment of Unallowable Costs: Unallowable Costs shall be separately determined and accounted for by Blackstone, and Blackstone shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Blackstone or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

c. Treatment of Unallowable Costs Previously Submitted for Payment: Blackstone further agrees that within 90 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Blackstone or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs. Blackstone agrees that the United States, at a minimum, shall be entitled to recoup from Blackstone any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Blackstone or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on Blackstone or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

d. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Blackstone’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

16. Blackstone agrees to cooperate fully and truthfully with the United States’ investigation related to the Covered Conduct of individuals and entities not released in this Agreement. Upon reasonable notice, Blackstone shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals. Blackstone further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf.

17. This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 19 (waiver for beneficiaries paragraph), below.

18. Blackstone agrees that it waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.

19. Upon receipt of the payment described in Paragraph 1, above, the Parties shall promptly sign and file in the Civil Action a Joint Stipulation of Dismissal with prejudice of all claims against Blackstone that are asserted in the Civil Action pursuant to Rule 41(a)(1); such dismissal shall be with prejudice as to all claims asserted by Relator against Blackstone, and without prejudice as to the United States, except with respect to claims for the Covered Conduct, which shall be dismissed with prejudice.

20. Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement, except with respect to Relator’s claims under 31 U.S.C. § 3730(d) for expenses or attorney’s fees, which are being resolved by separate agreement.

21. Each party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

22. This Agreement is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of Massachusetts. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

23. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

24. The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

25. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

26. This Agreement is binding on Blackstone’s successors, transferees, heirs, and assigns.

27. This Agreement is binding on Relator’s successors, transferees, heirs, and assigns.

28. All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

29. This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

FOR THE UNITED STATES OF AMERICA

CARMEN M. ORTIZ
United States Attorney
District of Massachusetts

DATED: 10/29/12	BY:	/s/ Sonya A. Rao
Sonya A. Rao
Assistant United States Attorney

	BY:	/s/ Zachary A. Cunha
Zachary A. Cunha
Assistant United States Attorney

STUART F. DELERY
Acting Assistant Attorney General
Civil Division

DATED: 10/25/12	BY:	/s/ David T. Cohen
Michael D. Granston, Acting Director
David T. Cohen, Senior Trial Counsel
Commercial Litigation Branch, Civil Division
U.S. Department of Justice

DATED: 10/19/12	BY:	/s/ Gregory E. Demske
GREGORY E. DEMSKE
Chief Counsel
Office of Inspector General
United States Department of
Health and Human Services

DATED: 10/23/12	BY:	/s/ Paul J. Hutter
PAUL J. HUTTER
General Counsel
TRICARE Management Activity
United States Department of Defense

DATED: 10/17/12	BY:	/s/ Sylvia Pulley
SHIRLEY R. PATTERSON
Assistant Director for Federal Employee Insurance Operations
United States Office of Personnel Management

DATED: 10/18/12	BY:	/s/ David Cope
DAVID COPE
Debarring Official
Office of the Assistant Inspector General for Legal Affairs
United States Office of Personnel Management

FOR BLACKSTONE MEDICAL, INC

DATED: 10/26/12	BY:	/s/ Jeffrey M. Schumm
BLACKSTONE MEDICAL INC.
Through its officer: Jeffrey M. Schumm, Esq.
General Counsel and Secretary

DATED: 10/26/12	BY:	/s/ Brien T. O’Connor
Brien T. O’Connor, Esq.
Kirsten V. Mayer, Esq.
Nicholas J. Linder, Esq.
Ropes & Gray, LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600

DATED: 10/19/12	BY:	/s/ Peter S. Spivack
Peter S. Spivack, Esq.
Hogan Lovells, US LLP
Columbia Square
555 Thirteenth St., NW
Washington, D.C. 20004

FOR RELATOR SUSAN HUTCHESON

DATED: 10/16/12	BY:	/s/ Susan Hutcheson
Susan Hutcheson

DATED: 10/18/12	BY:	/s/ Jennifer Verkamp
Jennifer Verkamp, Esq.
Frederick M. Morgan, Esq.
Morgan Verkamp LLC
700 Walnut Street, Suite 400
Cincinnati, Ohio 45202